SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DSET Corporation
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            (Exact Name of Registrant as Specified in Its Charter)


               New Jersey                                22-3000022
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(State of Incorporation or Organization)     (IRS Employer Identification no.)


         1011 US Highway 22
         Bridgewater, New Jersey                           08807
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(Address of Principal Executive Offices)                (Zip Code)


 If   this   form   relates   to  the       If  this  form   relates   to  the
 registration    of   a   class    of       registration   of   a   class   of
 securities   pursuant   to   Section       securities   pursuant  to  Section
 12(b)  of the  Exchange  Act  and is       12(g) of the  Exchange  Act and is
 effective    pursuant   to   General       effective   pursuant   to  General
 Instruction A.(c),  please check the       Instruction  A.(d),  please  check
 following box. | |                         the following box. |X|


Securities Act registration statement file number to which          333-43827
this form relates:                                               ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------

----------------------------------------     ---------------------------------

----------------------------------------     ---------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, no par value
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                                (Title of Class)


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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          A description of the Common Stock, no par value, of DSET Corporation (the "Company") and certain anti-takeover provisions with respect thereto are contained under the caption "Description of Capital Stock" in the form of prospectus which shall be deemed to be incorporated by reference into the Company's Registration Statement on Form S-1 (Reg. No. 333-43827). Such description contained therein is incorporated herein by reference to such Registration Statement on Form S-1.

Item 2.   Exhibits.

          1  --   Amended and  Restated  Certificate  of  Incorporation.
                  (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement No. 333-43827).

          2  --   Amended   and   Restated   Bylaws   of  the   Company.
                  (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement No. 333-43827).

          3  --   Registration  Rights  Provisions  granted to
                  Summit  Ventures IV, L.P. and Summit  Investors II, L.P.
                  (collectively,   "Summit")  pursuant  to  the  Series  A
                  Preferred  Stock Purchase  Agreement  dated December 22,
                  1995 between the Company and Summit. (Incorporated by reference to Exhibit 4.4 to the Company's Registration
                  Statement No. 333-43827).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                    DSET  Corporation
                                          ----------------------------------
                                                      (Registrant)


Date        January 13, 1998           By   /s/William P. McHale, Jr.
      ------------------------------      ----------------------------------
                                                William P. McHale, Jr.
                                          President and Chief  Executive Officer